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                                                                    EXHIBIT 10.1

            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
      THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


                   [Letterhead of Mylan Pharmaceuticals, Inc.]

February 25, 2000



Jennifer Good, Chief Financial Officer
Penwest Pharmaceuticals Co.
2981 Route 22
Patterson, NY 12563


                               LETTER OF AGREEMENT

Dear Jennifer:

This Letter of Agreement shall serve to confirm the agreement of Mylan Pharmaceuticals Inc. and Penwest Pharmaceuticals Co. with respect to the rights and obligations of Penwest and Mylan with respect to the Product and Supply Agreement entered into by Penwest Ltd. and Mylan dated August 17, 1994, (the "Agreement") as a result of the proposed transaction between Mylan and Pfizer regarding the sale and distribution of a generic controlled release version of Procardia(R) XL in 30 mg, 60 mg and 90 mg strengths ("Generic Procardia XL(R)").


Subject to the conditions set forth herein, our agreement is as follows:


1.) The Agreement, as it relates to the 60 mg and 90 mg strengths of the Designated Product, shall be deemed terminated as of the Effective Date of this Letter of Agreement and, except as set forth herein, the parties shall have no further rights or obligations with respect to the 60 mg and 90 mg strengths of the Designated Products under this Letter of Agreement and these dosage strengths shall cease to be deemed a Designated Product for purpose of the Agreement. Mylan hereby agrees that the licenses to Penwest under Sections 6.4, 6.7, 6.8 and 6.9 shall include (in addition to their coverage as stated in such sections) making, using and selling said dosage strengths in the Territory and the use of the Mylan Test and Regulatory Data for purposes of complying with governmental requests with respect to said dosage strengths for marketing and use in the Territory; provided that the restrictions on sublicensing in such provisions and the provisions requiring the payment of royalties shall not be applicable to said dosage strengths.




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            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
      THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


2.) With respect to the 30 mg strength of the Designated Product and except as set forth below, the rights and obligations of the parties under the Agreement shall toll beginning on the Effective Date until such time, if ever, as Mylan, or its Affiliates or sublicensee, markets the Designated Product. In the event Mylan does market the 30 mg strength of the Designated Product, the Parties recognize that Mylan may be obligated to pay to Pfizer a patent royalty. As such, any royalties payable under the Agreement to Penwest for the 30 mg strength of the Designated Product shall be paid at the percentages set forth in the Agreement; provided however, the royalty amount due to Penwest shall be calculated based upon Net Sales after any royalty amount paid to Pfizer on such sales has been subtracted from Net Sales. Notwithstanding the foregoing, Sections 6, 7, 8, 9, 10(excluding section 10.2) and 11 shall not toll and shall remain in full force and effect until such time, if ever, as Mylan markets the Designated Product.

3.) With respect to sales of the 30 mg strength of Generic Procardia XL(R), Mylan agrees to pay to Penwest within 60 days from the end of each calendar quarter in which sales by Mylan, or its Affiliates or sublicensee, in North America of 30 mg Generic Procardia XL(R) occur a royalty rate equal to ************ of all Net Sales in North America.

4.) The Effective Date of this Letter of Agreement shall be deemed to take place upon the occurrence of each and all of the following:

     a.) The execution of a definitive agreement with respect to the supply and distribution of the Generic Procardia XL(R) between Mylan and Pfizer; and

     b.) The execution of the Settlement Agreement by and between Mylan and Pfizer including the settlement of all issues related to the civil action entitled PFIZER INC. V. JANE E. HENNEY, M.D., AS COMMISSIONER, FOOD AND DRUG ADMINISTRATION AND UNITED STATES FOOD AND DRUG ADMINISTRATION, Civil Action No. 99-907, currently pending in the United States District Court of Delaware and the civil action entitled BAYER AG, BAYER CORPORATION AND PFIZER INC. V. MYLAN LABORATORIES INC. AND MYLAN PHARMACEUTICALS INC., Civil Action No. 97-1309, currently pending in the United States District Court for the Western District of Pennsylvania; and

     c.) The receipt of Mylan's specified quantities of Generic Procardia XL(R) by Mylan from Pfizer prior tO March 31, 2000.

5.) Those audit and payment terms set forth in Section 4.4 and 4.5 shall be incorporated by reference as if fully set forth herein and shall be applicable to the payment of royalties contemplated in Section 3 hereof.

6.) The term of this Letter of Agreement shall begin on the Effective Date and shall continue until such time as Mylan, or its Affiliates or sublicensees, permanently ceases to market and/or sell Generic Procardia XL(R). Mylan shall use its best efforts to market, promote and sell Generic

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            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
      THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


Procardia XL(R) as soon as is reasonably possible following the Effective Date of this Letter of Agreement.

7.) In addition to the other amounts set forth herein, Mylan shall pay to Penwest ***** *************************************** in twelve equal monthly installments with the first payment being due on July 1, 2000.

8.) On or about, September 1, 2000, Penwest shall deliver to Mylan in accordance with Section 5.2 of the Agreement, ************* of Formulated TIMERx. With respect to this shipment, the rights and obligations of Sections 5.4, 5.5 and
5.6 shall be incorporated by reference as if fully set forth herein.

9.) Mylan hereby warrants and represents that it has obtained the **************** with respect to the proposed transaction with Pfizer. Mylan hereby agrees to indemnify, defend and hold Penwest, its officers, directors and Affiliates harmless from and against any and all third party claims to the extent arising from, in connection with, based upon, by reason of or relating in any way to any claim that the activities described herein, including but not limited to the proposed transaction between Mylan and Pfizer, violate in any respect any federal or state laws, statutes or regulations including without limitation antitrust laws, except to the extent said claims result from the negligence or intentional misconduct of Penwest or its officers, directors or Affiliates. Any indemnification made pursuant to this Section shall be made in accordance with Sections 9.8, 9.9 and 9.10 of the Agreement.

10.) To the extent not defined in the Letter of Agreement, the capitalized terms contained herein shall be defined as set forth in the Agreement.

11.) Neither Party shall make any public announcement or other publication regarding this Letter of Agreement or the issues addressed herein without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that the foregoing shall not prohibit any disclosure which, in the opinion of counsel to the disclosing party is required by any applicable law or by any competent government authority.

12.) The person signing this Letter of Agreement on behalf of both parties has the requisite right and authority to enter into this Letter of Agreement and to bind its principal to the rights and obligations set forth herein.


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     Enclosed are two copies of this Letter of Agreement. Please sign them both to signify your acknowledgment and acceptance of the terms contained herein. Return one copy to me at your earliest convenience and retain one copy for your files. Should you have any question, please feel free to contact me.


Sincerely,


/s/ Lynn Cayton
Lynn Cayton
Director of Business Development


Acknowledged and accepted by:

PENWEST PHARMACEUTICALS CO.
by:

/s/ Jennifer L. Good
-----------------------------------------
Its: VP Finance & Chief Financial Officer


February 26, 2000
-----------------------------------------
Date